[CEPTOR CORPORATION LOGO OMITTED]                                   Exhibit 99.1

                                             FOR IMMEDIATE RELEASE
CONTACTS:
                                             Donald C. Weinberger
Donald W. Fallon, CFO                        Alisa D. Steinberg (Media)
CEPTOR CORPORATION                           WOLFE AXELROD WEINBERGER ASSOC. LLC
(410) 527-9998 Fax (410) 527-9867            (212) 370-4500  Fax (212) 370-4505
dfallon@ceptorcorp.com                       don@wolfeaxelrod.com
                                             alisa@wolfeaxelrod.com

           CEPTOR REPORTS TWO ISSUES REMAIN TO MOVE MYODUR IND FORWARD

     - FDA INSTRUCTS COMPANY TO ADDRESS TWO ISSUES BEFORE GRANTING CLEARANCE
                   TO BEGIN HUMAN MUSCULAR DYSTROPHY TRIALS -

HUNT VALLEY, MD - OCTOBER 6, 2006 -- CEPTOR CORPORATION (OTC BB: CEPO), a
biopharmaceutical company focusing on cell-targeted therapeutic products for neuromuscular and neurodegenerative diseases, announced today that its
Investigational New Drug application (IND) for Myodur to be used in Duchenne muscular dystrophy trials remains on hold. In a teleconference with the FDA, the agency reported that there are two remaining issues that it would like the
Company to address before moving into human trials. The Company reported that the remaining two items are straightforward and addressable.

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ABOUT CEPTOR CORPORATION

CepTor Corporation is a development-stage biopharmaceutical company engaged in the discovery, development, and commercialization of proprietary, cell-targeted therapeutic products for the treatment of neuromuscular and neurodegenerative diseases with a focus on orphan diseases. CepTor's primary efforts are currently focused on moving its lead product, Myodur, into clinical trials for Duchenne muscular dystrophy. The Company's broad platform technology also includes the development of products for multiple sclerosis (MS), chronic inflammatory demyelinating polyneuropathy (CIDP) and amyotrophic lateral sclerosis (ALS).
More information about CepTor can be found at www.ceptorcorp.com.

The press release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.
These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involves a high degree of risk.
Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation on our ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement. The Company disclaims any obligation to update any forward-looking statement as a result of developments occurring after the date of this press release.

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